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                                    Shea & Gardner
                             1800 Massachusetts Avenue NW
                                Washington, D.C. 20036
                                   (202) 828-2000
                                 Fax: (202) 828-2195

CONSENT OF SHEA & GARDNER

We consent to the reference to Shea & Gardner under the heading "Legal Matters" in this Post-Effective Amendment No. 3 to Registration Statement No. 333-23271 on Form N-4 of The Prudential Discovery Select Group Variable Contract Account of The Prudential Insurance Company of America.

Shea & Gardner

by:  /s/ Christopher E. Palmer
October 6, 1998